UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 10, 2017 (February 7, 2017)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 7, 2017, the Board of Directors (the “Board”) of Kimball International, Inc. (the “Company”) adopted and approved amendments to the Restated By-laws of the Company, which amendments were effective immediately. The Board reviewed and evaluated the Restated By-laws in their entirety, and the amendments were adopted to, among other things, be consistent with the Company’s corporate governance practices and other best practices that have emerged and allow for the use of technology as permitted by the Indiana Business Corporation Law (the “IBCL”). The following list summarizes the material amendments:
Article IV, Section 2 (Annual Meetings) and Article V, Section 6 (Nominations): These sections were amended primarily to (i) clarify that the advance notice provisions govern all business to be addressed at a shareholders’ meeting, including the nomination of candidates for, and the election of, directors; (ii) add a requirement that shareholders provide information regarding derivative positions held and any hedging or similar arrangements; (iii) add a requirement, in the case of Article V, Section 6, that a person to be nominated as a director represent that he or she intends to serve as a director for the term for which he or she is standing for election; and (iv) provide that the adjournment, recess or postponement of a shareholders’ meeting will not commence a new time period or extend any time period for the giving of the advance notice.
Article IV, Section 4 (Notices): This section was primarily amended to (i) allow for notice of any shareholders’ meeting to be provided by electronic transmission, (ii) set forth the implications of a shareholder’s attendance at a meeting in person, by proxy or by remote communication on objections regarding the notice of a shareholders’ meeting, and (iii) set forth when notice of the new date, time or place of an adjourned meeting must be given to shareholders.
Article IV, Section 5 (Quorum): This section was amended to state the implications on quorum once a share is represented for any purpose at a shareholders’ meeting.
Article IV, Section 6 (Voting): This section was amended to (i) change the voting standard on matters presented at a shareholders’ meeting (other than the election of directors) from a majority of the votes cast to more votes “for” than “against,” which is the voting standard set forth in the IBCL; and (ii) add timing requirements for the record date of a shareholders’ meeting, including the default record date if the Board does not determine a record date.
Article IV, Section 9 (Written Consent): This section was amended to allow electronic signatures by shareholders when acting by written consent.
Article IV, Section 10 (Participation Other than in Person), Article VI, Section 8 (Participation Other than in Person) and Article VII, Section 8 (Participation other than in Person): These sections were amended to allow participation in meetings via any form of remote communication, which includes but is not limited to conference calls.
Article IV, Section 11 (Record Ownership): This new section provides that the Company may consider the holder of record, rather than the beneficial owner of the shares, as the shareholder for purposes of the Restated By-laws.
Article V, Section 7 (Lead Independent Director): This new section allows for the designation of a Lead Independent Director, at the Board’s discretion, and sets forth the duties and powers of that position.
Article VI, Section 1 (Regular Meetings) and Article VI, Section 4 (Notice): These sections were amended to allow for notice of meetings of the Board to be provided to directors in a variety of ways, including personally or by mail, facsimile, telephone, or electronic transmission. Section 4 was also amended to include additional requirements for waivers of notice and to set forth the implications of a director’s attendance at or participation in a meeting on objections regarding the notice of the meeting.
Article VIII: This section was amended to recognize the requirement that the Board shall appoint a Compensation and Governance Committee, in compliance with regulatory requirements and the Company’s current practice.
Article IX, Section 1 (Titles) and Article IX, Section 5 (Removal; Vacancies): These sections were amended to provide the Board with the authority to appoint other officers or assistant officers and to remove any officer as they may from time to time determine with or without cause.
Article X, Section 3 (Officers): This section was amended to clarify that the Chairman of the Board may only assign duties to the Chief Executive Officer and President of the Company if the Chairman of the Board is not also serving in those roles.
In addition to the above, throughout the Restated By-laws, all references to the term “stockholder” were replaced with “shareholder.”
This summary is not intended to be complete and is qualified in its entirety by reference to the Company’s Restated By-laws, as amended, which are filed as Exhibit 3(b) to this Current Report on Form 8-K. A marked copy of the Company’s Restated By-laws, as amended February 7, 2017, is filed as Exhibit 3(b)(i) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
3(b)	Restated By-laws of the Company, as amended February 7, 2017
3(b)(i)	Restated By-laws of the Company (marked to show the amendments adopted on February 7, 2017)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer

Date: February 10, 2017

EXHIBIT INDEX

Exhibit
Number	Description
3(b)	Restated By-laws of the Company, as amended February 7, 2017
3(b)(i)	Restated By-laws of the Company (marked to show the amendments adopted on February 7, 2017)